NEWS RELEASE

25 Sawyer Passway ● Fitchburg, Massachusetts 01420

FOR IMMEDIATE RELEASE
Exhibit 99.01
Arrhythmia Research Technology, Inc. Reports 28.1% Revenue Growth; Delivered $0.09 in Earnings per Share for Second Quarter 2014

•	Net sales increased 28.1% over second quarter 2013 to $6.3 million; Net sales were up 16.7% year to date

•	Gross margin in the second quarter of 2014 expanded 6.7 points to 18.1%
FITCHBURG, MA, August 7, 2014 -- Arrhythmia Research Technology, Inc. (NYSE MKT: HRT) (the “Company”), operating through its wholly-owned subsidiary, Micron Products, Inc., is a diversified manufacturer of proprietary, highly-engineered technologies, such as machined orthopedic implants, injection molded medical disposables and sensors for bio-monitoring electrodes. Today, the Company announced results for its second quarter ended June 30, 2014. The Company's consolidated financial results include certain operations that were discontinued in September 2012.
Salvatore Emma, Jr., President and CEO, commented, "We continue to drive innovation and accountability, and I believe that is clearly demonstrated in our results. In addition to measurably higher sales volume, we had a favorable mix of product sales and improved productivity that supported strong margin expansion.”
Summary Second Quarter 2014 Results

Three months ended June 30,	2014	2013	$ Change	% Change
Net sales (“sales”)	$6,253,757	$4,880,445	$1,373,312	28.1%
Income (loss) from continuing operations before tax	240,844	(524,905)	765,749	*
Tax provision	1,030	2,352,478	(2,351,448)	*
Net income (loss) from discontinued operations, net of tax	646	(12,808)	13,454	*
Total net income (loss)	$240,460	$(2,890,191)	$3,130,651	*
Diluted earnings (loss) per share**	$0.09	$(1.06)	$1.15	*

*Not material
**Discontinued operations did not affect per share results

Second quarter 2014 sales of $6,253,757 increased $1,373,312, or 28.1%, compared with the second quarter of 2013. Growth was driven by two major product lines, sensors and machined orthopedic implants. Sales of sensors, the Company’s base product line, increased $803,437, or 32.7%, over the same period the prior year. Volume increased 43.2% as a result of the Company gaining market share. Excluding the impact of silver surcharge billed, sensor sales increased $738,959, or 48.5%, for the quarter. Sales of machined orthopedic implants increased $732,067, or 81.7% over the same period of the prior year due to increased order volume.

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Arrhythmia Research Technology, Inc. Reports 28.1% Revenue Growth;
Delivered $0.09 in Earnings per Share for Second Quarter 2014
August 7, 2014, Page 2 of 7

Mr. Emma noted, “We had an exceptional quarter with Micron Products’ two leading product lines. We are gaining market share with our sensors that are used in biomedical monitoring applications. We have won new customers and more business from existing customers as we consistently demonstrate the quality of our product and reliability of our deliveries. We intend to grow our higher margin machined orthopedic implant solutions business, despite an established customer’s implementation of an in-house manufacturing strategy.”
Gross profit more than doubled to $1,134,023, or 18.1% of sales. Gross margin expanded 6.7 points when compared with the prior-year period. Higher volume, improved productivity and cost efficiencies drove gross margin expansion.
Selling and marketing expenses were down 2.6% to $240,408, or 3.8% of sales. The reduction in spending highlights the Company’s cost discipline. This more than offset increased costs associated with Micron Products’ advancement of its marketing program aimed at promoting the machined orthopedic implant business during the quarter.
During the second quarter of 2014, the Company’s general and administrative expenses declined
$42,110 to $543,235, or 8.7% of sales, compared with $585,345, or 12.0% of sales, for the same period last year. Wages, taxes, benefits and travel decreased $49,474 over the prior period, due primarily to the resignations of both the former Interim CEO and former Chief Financial Officer in 2013.
Research and Development (“R&D”) expenses for the quarter were up $24,401 to $85,694, or 1.4% of net sales. Commenting on R&D investments, Mr. Emma noted, “We are leveraging our strong engineering and design expertise to bring new products and services to market for our medical, military and law enforcement customers. As a high-precision, high-speed custom manufacturer, we can help our customers from product concept through prototype to full-rate production on a very compressed schedule. These qualities are central to our value proposition. Because speed to market can be the key differentiator of product success, we believe our agility will position us to be a lead partner with our customers for proprietary product development.”
Interest expense was $70,529 in 2014 compared with $196,999 in 2013. Last year’s interest expense included $111,989 from the payoff of equipment notes and operating leases as part of entering into a new credit facility in March 2013.
Income before taxes from continuing operations was $240,844, or 3.9% of sales, compared with a $524,905 loss from continuing operations in the same period last year. The significant improvement in operating income and margin reflect the leverage gained from higher volume.
The tax provision for the second quarter 2014 was $1,030, compared with $2,352,478, or $0.87 per diluted share, for the same period last year. The second quarter of 2013 included an adjustment of $2,267,969 for a full valuation allowance against deferred tax assets. The Company has federal, state and foreign net operating loss carry-forwards totaling $7,420,000, $10,471,000 and $1,039,000, respectively, which begin to expire in 2030.
Net income was $240,460, or $0.09 per diluted share, for the second quarter of 2014 compared with a net loss of $2,890,191, or $1.06 per diluted share, in the same period last year.

Arrhythmia Research Technology, Inc. Reports 28.1% Revenue Growth;
Delivered $0.09 in Earnings per Share for Second Quarter 2014
August 7, 2014, Page 3 of 7

Summary First Half 2014 Results

Six months ended June 30,	2014	2013	$ Change	% Change
Net sales (“sales”)	$12,283,600	$10,523,634	1,759,966	16.7%
Income (loss) from continuing operations before tax	501,162	(607,346)	1,108,508	*
Tax provision	2,207	2,267,969	(2,265,762)	*
Net loss from discontinued operations, net of tax	(1,779)	(20,546)	18,767	*
Total net income (loss)	$497,176	$(2,895,861)	$3,393,037	*
Diluted earnings (loss) per share	$0.18	$(1.07)	$1.25	*
*Not material

Sales in the first half of 2014 were $12,283,600, up 16.7%, compared with $10,523,634 in the first half of 2013. Sales growth was driven primarily by $1,735,100 in higher demand for machined orthopedic implants.
Gross profit was $2,445,309, or 19.9% of sales, up $935,495 compared with $1,509,814, or 14.3% of sales in the first half of 2013. Higher volume, product mix and productivity improvements drove margin expansion.
Total operating expenses in the 2014 first half were $1,852,467, down 3.4% when compared with $1,917,384 in the prior year period. Increased investments in marketing activities and R&D projects were offset by improved cost discipline and elimination of prior period costs associated with changes in executive management in 2013.
Operating income from continuing operations improved measurably to $592,842, or 4.8% of sales, compared with a loss of $407,570 in the first six months of 2013. Net income in the first six months of 2014 was $497,176, or $0.18 per diluted share compared with a net loss of $2,895,861, or $1.07 per diluted share in the prior-year period.
Cash Flow and Financial Resources
At June 30, 2014, the Company had cash on hand of $232,024 and working capital of $1,063,236. In the first six months of 2014, the Company generated net cash from operating activities of continuing operations of $829,716, used net cash of $834,971 for capital expenditures and reduced the outstanding balance on the revolving line of credit by $478,000. The Company believes that cash flow from its operations, together with its existing working capital and other resources, will be sufficient to fund operations at current levels and repay debt obligations over the next twelve months and beyond.
Strategy and Outlook
Mr. Emma concluded, “For the second consecutive quarter, we have delivered on our strategic initiatives to increase revenue and drive cost cutting measures while improving product mix to increase profitability. We are concentrating on driving value for our customers by being integrally engaged in the design, engineering and prototype process of their proprietary technologies. Our strategy for growth is to focus on these initiatives and leverage our expertise in precision injection molding and

Arrhythmia Research Technology, Inc. Reports 28.1% Revenue Growth;
Delivered $0.09 in Earnings per Share for Second Quarter 2014
August 7, 2014, Page 4 of 7

machining to develop new products and broaden our customer base. As we move forward with the early stages of our growth strategy, we expect that we will have varying results from quarter to quarter.”

About Arrhythmia Research Technology, Inc.
The Company, through its wholly-owned subsidiary Micron Products, Inc., manufactures components, devices and equipment for medical, military, law enforcement, industrial and automotive applications. The Company's orthopedic implant machining operation produces quick-turn, high volume and patient-specific, finished orthopedic implants. The Company has custom thermoplastic injection molding capabilities as well, and provides a full array of design, engineering and production services and management. Its strategy for growth is to capitalize on its engineering expertise to develop proprietary products with its customers that rely on Micron’s extensive manufacturing capabilities for production. The Company is a market leader in the production and sale of silver/silver chloride coated and conductive resin sensors used as consumable component parts in the manufacture of integrated disposable electrophysiological sensors.
The Company routinely posts news and other important information on its websites: http://www.arthrt.com and http://www.micronproducts.com
Safe Harbor Statement
Forward-looking statements made herein are based on current expectations of the Company that involve a number of risks and uncertainties and should not be considered as guarantees of future performance. The factors that could cause actual results to differ materially include our ability to retain customers who represent significant proportions of revenue; our ability to maintain our pricing model and/or decrease our cost of sales; our ability to increase sales of higher margin products and services; our ability to manage our level of debt and provisions in the debt agreements which could limit our ability to react to changes in the economy or our industry; failure to comply with financial and other covenants in our credit facility; volatility in commodity and energy prices and our ability to offset higher costs with price increases; continued availability of supplies or materials used in manufacturing at competitive prices; variability of customer delivery requirements; variations in the mix of products sold; a stable interest rate market and/or a stable currency rate environment in the world, and specifically the countries where we are doing business; amount and timing of investments in capital equipment, sales and marketing, engineering and information technology resources and our ability to offset higher costs with price increases. More information about factors that potentially could affect the Company's financial results is included in the Company's filings with the Securities and Exchange Commission.

For more information contact:
Investor and Media Contact:	Company Contact:
Deborah K. Pawlowski	Derek T. Welch
Kei Advisors LLC	Corporate Controller
716.843.3908	(principal financial and accounting officer)
dpawlowski@keiadvisors.com	978.345.5000

FINANCIAL TABLES FOLLOW.

Arrhythmia Research Technology, Inc. Reports 28.1% Revenue Growth;
Delivered $0.09 in Earnings per Share for Second Quarter 2014
August 7, 2014, Page 5 of 7

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.
 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Net sales	$6,253,757	$4,880,445	$12,283,600	$10,523,634
Cost of sales	5,119,734	4,322,779	9,838,291	9,013,820
Gross profit	1,134,023	557,666	2,445,309	1,509,814
Gross Margin	18.1%	11.4%	19.9%	14.3%
Selling and marketing	240,408	246,839	532,080	487,214
General and administrative	543,235	585,345	1,137,866	1,309,475
Research and development	85,694	61,293	182,521	120,695
Total operating expenses	869,337	893,477	1,852,467	1,917,384

Income (loss) from continuing operations	264,686	(335,811)	592,842	(407,570)
Operating Margin	4.2%	(6.90%)	4.8%	(3.90%)
Other income (expense):
Interest expense	(70,529)	(196,999)	(140,678)	(207,545)
Other income (expense)	46,687	7,905	48,998	7,769
Total other expense, net	(23,842)	(189,094)	(91,680)	(199,776)
Income (loss) from continuing operations before income taxes	240,844	(524,905)	501,162	(607,346)
Income tax provision	1,030	2,352,478	2,207	2,267,969
Net income (loss) from continuing operations	239,814	(2,877,383)	498,955	(2,875,315)
Discontinued Operations:
Loss from discontinued operations, net of tax benefits of $0 and $5,031 for the three and six months ended June 30, 2014 and 2013, respectively	646	(12,808)	(1,779)	(20,546)
Net income (loss)	$240,460	$(2,890,191)	$497,176	$(2,895,861)
Net Income Margin	3.8%	(59.2%)	4.0%	(27.5%)

Income (loss) per share – basic
Continuing operations	$0.09	$(1.06)	$0.18	$(1.06)
Discontinued operations	$—	$—	$—	$(0.01)
Income (loss) per share – basic	$0.09	$(1.06)	$0.18	$(1.07)

Income (loss) per share – diluted
Continuing operations	$0.09	$(1.06)	$0.18	$(1.06)
Discontinued operations	$—	$—	$—	$(0.01)
Income (loss) per share - diluted	$0.09	$(1.06)	$0.18	$(1.07)

Weighted average common shares outstanding - basic	2,723,582	2,704,239	2,722,914	2,704,239
Weighted average common shares outstanding - diluted	2,815,578	2,704,239	2,798,163	2,704,239

Arrhythmia Research Technology, Inc. Reports 28.1% Revenue Growth;
Delivered $0.09 in Earnings per Share for Second Quarter 2014
August 7, 2014, Page 6 of 7

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	(UNAUDITED) June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$232,024	$749,766
Restricted cash	—	1,000,000
Trade accounts receivable, net of allowance for doubtful accounts of $50,000 at June 30, 2014 and $40,000 at December 31, 2013, respectively	3,876,966	3,803,853
Inventories, net	3,087,557	2,335,291
Prepaid expenses and other current assets	627,375	513,197
Assets from discontinued operations	—	1,509
Total current assets	7,823,922	8,403,616
Property, plant and equipment, net	7,672,749	7,579,556
Intangible assets, net	178,293	184,517
Other assets	119,467	185,595
Total assets	$15,794,431	$16,353,284
Liabilities and Shareholders’ Equity
Current liabilities:
Revolving line of credit	$2,296,495	$—
Equipment line of credit, current portion	—	85,387
Term notes payable, current portion	479,719	335,760
Accounts payable	1,758,083	2,156,031
Accrued expenses & other current liabilities	773,870	436,775
Customer deposits	903,126	341,465
Deferred revenue, current	229,337	248,559
Performance guarantee liability	—	1,000,000
Liabilities from discontinued operations, current	320,056	319,787
Total current liabilities	6,760,686	4,923,764
Long-term liabilities:
Revolving line of credit	—	2,774,495
Equipment line of credit, non-current portion	—	538,707
Term notes payable, non-current portion	1,577,895	1,179,709
Subordinated promissory notes	431,610	417,769
Deferred revenue, non-current	121,255	172,316
Total long-term liabilities	2,130,760	5,082,996
Total liabilities	8,891,446	10,006,760
Commitments and Contingencies
Shareholders’ equity:
Preferred stock, $1 par value; 2,000,000 shares authorized, none issued	—	—
Common stock, $.01 par value; 10,000,000 shares authorized; 3,926,491 issued, 2,731,839 outstanding at June 30, 2014 and 3,926,491 issued, 2,722,239 outstanding at December 31, 2013	39,265	39,265
Additional paid-in-capital	11,282,665	11,236,236
Treasury stock at cost, 1,194,652 shares at June 30, 2014 and 1,204,252 at December 31, 2013	(3,259,954)	(3,272,808)
Accumulated other comprehensive income	42,502	42,502
Accumulated deficit	(1,201,493)	(1,698,671)
Total shareholders’ equity	6,902,985	6,346,524
Total liabilities and shareholders’ equity	$15,794,431	$16,353,284

Arrhythmia Research Technology, Inc. Reports 28.1% Revenue Growth;
Delivered $0.09 in Earnings per Share for Second Quarter 2014
August 7, 2014, Page 7 of 7

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

Six months ended June 30,	2014	2013
Cash flows from operating activities:
Net income (loss)	$498,208	$(2,895,861)
Loss from discontinued operations	1,779	20,546
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
(Gain) loss on sale of property, plant and equipment	(24,500)	—
Depreciation and amortization	750,616	688,089
Non-cash interest expense	13,842	—
Change in allowance for doubtful accounts	10,000	(77,098)
Deferred income taxes	—	2,267,969
Share-based compensation expense	26,548	27,746
Changes in operating assets and liabilities:
Accounts receivable	(83,113)	(39,618)
Inventories	(752,266)	(36,105)
Prepaid expenses and other current assets	(107,017)	132,438
Other non-current assets	66,128	(94,558)
Accounts payable	(397,948)	(211,992)
Accrued expenses and other current liabilities	879,531	242,612
Other non-current liabilities	(51,060)	(38,195)
Net cash provided by (used in) operating activities of continuing operations	829,716	(14,027)
Net cash used in operating activities of discontinued operations	(1,509)	(310,301)
Net cash provided by (used in) operating activities	828,207	(324,328)

Cash flows from investing activities:
Purchases of property, plant and equipment	(834,971)	(703,737)
Proceeds from sale of property, plant and equipment	24,500	—
Cash paid for patents and trademarks	(2,613)	(31,385)
Net cash used in investing activities from continuing operations	(813,084)	(735,122)
Net cash provided by investing activities from discontinued operations	—	320,518
Net cash used in investing activities	(813,084)	(414,604)

Cash flows from financing activities:
(Payments on) proceeds from revolving line of credit, net	(478,000)	2,174,493
Payments on demand line of credit	—	(800,000)
Proceeds from equipment line of credit	116,905	—
Proceeds from term notes payable	—	1,500,000
Payments on term notes payable	(198,854)	(1,273,742)
Proceeds from stock option exercises	25,575	—
Restricted cash	—	(1,000,000)
Net cash (used in) provided by financing activities from continuing operations	(534,374)	600,751
Net cash used in financing activities from discontinued operations	—	(55,002)
Net cash (used in) provided by financing activities	(534,374)	545,749
Net decrease in cash and cash equivalents	(519,251)	(193,183)
Cash and cash equivalents, beginning of period	751,275	508,590
Cash and cash equivalents, end of period	232,024	315,407
Less: cash and cash equivalents of discontinued operations at end of period	—	2,495
Cash and cash equivalents of continuing operations at end of period	$232,024	$312,912